Exhibit 10.27.1
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 30, 2007 (this “Amendment”), by and between CVR ENERGY, INC., a Delaware corporation (the “Company”), and DANIEL J. DALY, JR. (the “Executive”).
     WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of October 23, 2007 (the “Agreement”), and the Company and the Executive now desire to amend the Agreement, as provided in this Amendment.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration the sufficiency of which is acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:
     1. The first sentence of Section 1.2 of the Agreement is hereby amended by deleting the words “Senior Vice President, Accounting & Controls” and inserting, in lieu thereof, the words “Executive Vice President — Strategy”.
     2. This Amendment is effective as of December 1, 2007.
     3. This Amendment is hereby incorporated into the Agreement by this reference. Except as amended herein, the Agreement shall continue in full force and effect, subject to and in accordance with its terms.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CVR ENERGY, INC.

/s/ Daniel J. Daly, Jr.	By:	/s/ Stanley A. Riemann

DANIEL J. DALY, JR.		Stanley A. Riemann,
Chief Operating Officer